SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) - October 13,
1998




                 NORTH  FORK BANCORPORATION, INC.
       (Exact name of Registrant as specified in its charter)







Delaware			                          1-10458		           36-3154608
(State or other jurisdiction	   	(Commission		          (IRS Employer
 of incorporation)		     	        File Number)		         Identification No.)




275 Broad Hollow Road
Melville, New York						                                11747
(Address of principal executive offices)		 	          (Zip Code)




Registrant's telephone number, including area code:	        (516) 844-1004

ITEM 5.    OTHER EVENTS

		North Fork Bancorporation, Inc. issued a press release announcing a 22% increase in net income to $52.7 million, or diluted earnings per share of $.37 for the quarter ended
September 30, 1998, as compared to $43.1 million and $.31 diluted earnings per share in 1997. Seperately, the Board of Directors approved the repurchase of up to 14.3 million of the Company's shares, or approximately 10% of its common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS




(a)	Financial Statements of the Business Acquired.
	Not Applicable


(b)	Pro Forma Financial Information
	Not Applicable


(c)	Exhibits
	99.1	Press Release dated October 13, 1998

                                   SIGNATURE

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	October 13, 1998










					NORTH FORK BANCORPORATION, INC.
					By:   /s/  Daniel M. Healy

								        Daniel M. Healy
					        Executive Vice President and
	            Chief Financial Officer

Exhibit 99.1





FOR IMMEDIATE RELEASE		              Contact:		Daniel M. Healy
                                       								Executive Vice President
                                       								Chief Financial Officer





NORTH FORK BANCORP ANNOUNCES A 22% INCREASE
IN NET INCOME FOR THE 1998 THIRD QUARTER
AND A 10% COMMON STOCK REPURCHASE PROGRAM


	Melville, N.Y. - October 13, 1998 - North Fork Bancorporation, Inc. (NYSE: NFB) reported a 22% increase in net income to $52.7 million, or diluted earnings per share of $.37 for the quarter ended September 30, 1998, as compared to $43.1 million and $.31 diluted earnings per share in 1997. Core earnings for the nine months ended September 30, 1998 increased 22% to $150 million, or core diluted earnings per share of $1.06, as compared to $123 million and $.87 core diluted earnings per share for the comparable nine month period in the prior year.

	In the current quarter, the Company's core return on average equity and assets were 24.7% and 2.07%, respectively and were 24.9% and 2%, respectively for the nine month period ended
September 30, 1998.  The Company acquired New York Bancorp
(NYB), the parent of Home Federal Savings Bank on March 27, 1998 in a pooling of interests transaction. The consolidated financial statements and highlights for North Fork have been retroactively restated for all periods to include NYB.
Principally in connection with the NYB transaction, the Company recorded in its 1998 first quarter special charges and non-recurring items of $38.6 million, net of taxes, (or $.28 diluted earnings per share) bringing its year to date results to $111 million, or $.78 diluted earnings per share. In May 1998, the Company split its common shares on a three-for-two basis, which is reflected in all per share data.



	Net interest income for the quarter ended September 30, 1998 was $106.4 million compared to $102.4 million for 1997. The net interest margin for the current quarter was 4.46%, which represents a modest increase over the prior year's comparable quarter. On a linked quarter basis, the net interest margin declined 19 basis points from its level at June 30, 1998 of 4.65%. This decline was caused substantially by the decrease in yield on interest earning assets but was mitigated by strong growth in commercial demand deposits. The Company continued to de-emphasize loan growth in favor of investments in shorter term, lower yielding securities and experienced an overall decline in loan yields, as maturing loans reprice at lower market interest rates, indicative of the recent trend experienced throughout the industry. "We believe that the incremental returns we could achieve by making loans do not justify the potential risks assumed in this late stage of an expansionary business cycle," said John Adam Kanas, Chairman, President and Chief Executive Officer. "We have chosen to concentrate our efforts in converting our two most recent thrift acquisitions into thriving commercial banking enterprises, where we focus on the control of deposit costs including the creation of demand deposits, each and every key element of operating expenses and pursuing all aspects of non-interest income generation," he said. Demand deposit balances rose to $1.1 billion or 17% of total deposits at September 30, 1998 as contrasted to $.9 billion, or 14% of total deposits at September
30, 1997. Non-interest income in the most recent quarter, excluding the effects of net securities gains, increased to $14.7 million, a 20% increase over the comparable quarter in 1997. The increase is reflective of North Fork's recently completed banking and non-banking acquisitions. The Company recorded a core efficiency ratio of approximately 34.5% in the most recent quarter and approximately 35.7% for the nine months ended September 30, 1998.

	Loans at September 30, 1998 measured $5.7 billion approximating their levels at the beginning of the year. The Company's residential or 1-4 family mortgage loans have registered a continuous run off throughout the year as customers refinance at lower rates. North Fork has been able to offset the run off, in part, by growth in consumer loans and selective additions in other loan offerings. "Our emphasis has been to concentrate on our existing customers to foster long-term meaningful relationships, while always remaining vigilant in the application of strict loan underwriting standards," said Mr.
Kanas. Non-performing assets continued its downward trend in the most recent quarter as the reserve to non-performing loans exceeded 400%. The Bank has no exposure to hedge funds, foreign loans or what is commonly referred to as sub prime lending.



	Separately, the Board of Directors approved the repurchase of up to 14.3 million of the Company's shares, or approximately 10% of its common shares outstanding from time to time in the open market or through private purchases, depending on market conditions. The repurchased shares will be used for general corporate purposes. Commenting on the repurchase program, Mr.
Kanas stated, "The present uncertainty and volatility in the financial markets make most acquisition opportunities unattractive options. Therefore, we have chosen to utilize our capital for this repurchase program as we believe that the Company's current market price is not reflective of its true long-term value and earnings potential." Among the considerations by the Board of Directors in approving the share repurchase program was North Fork's capital position. Its leverage ratio at September 30, 1998 approximated 9.7% representing an increase in excess of 30% from a year earlier.
Also, its regulatory capital ratios at September 30, 1998 were well in excess of requirements. "Our extraordinary ability to accumulate capital was a compelling reason to enact this repurchase program," said Mr. Kanas.



	North Fork, with total assets of approximately $10 billion, operates over 100 branch locations throughout the New York
Metropolitan area and Connecticut.

                        North Fork Bancorporation, Inc.
                                 (NYSE:  NFB)
               (in thousands, except ratio and per share amounts)





                                                       Three Months Ended    Nine Months Ended
                                                      Sept. 30,  	Sept. 30,  	Sept. 30, 	 Sept. 30,
INCOME STATEMENT HIGHLIGHTS 	                            1998   	 1997 (1) 	  1998 (2) 	  1997 (1)




    Interest Income 	                                 $188,110 	  $188,549 	  $560,984 	  $536,711
    Interest Expense 	                                  81,735     	86,171 	   245,888 	   239,334
        Net Interest Income    	                       106,375 	   102,378 	   315,096	    297,377
    Provision for Loan Losses 	                          1,000 	     1,800 	    14,500 	     6,300
    Net Interest Income after
       Provision for Loan Losses 	                     105,375 	   100,578 	   300,596 	   291,077


    Non-Interest Income:
       Fees & Service Charges on Deposit Accounts 	      6,583 	     6,101	     19,703 	    17,522
       Broker Commissions & Trust Fees 	                 4,324 	     2,783 	     9,811	      7,590
       Mortgage Banking Operations 	                     1,002 	     1,085 	     3,065 	     3,215
       Other Operating Income                  	         2,767 	     2,299	      9,009 	     5,826
       Interest on Tax Settlement (6) 	                      - 	         - 	         - 	     4,515
       Net Securities Gains 	                            3,116 	        56 	     2,318 	     2,624
    Total Non-Interest Income 	                         17,792 	    12,324 	    43,906 	    41,292


    Non-Interest Expense:
       Operating Expenses  	                            35,742 	    38,410 	   111,681 	   117,421
       Amortization & Write-down of Intangible Assets 	  2,188	      1,817 	    12,403 	     5,483
       Capital Securities Costs 	                        4,211 	     2,192 	    12,633 	     6,572
       Merger Related Restructure Charge 	                   - 	         - 	    52,452 	         -
    Total Non-Interest Expense 	                        42,141 	    42,419 	   189,169 	   129,476


    Income Before Income Taxes 	                        81,026     	70,483     155,333 	   202,893
    Provision for Income Taxes 	                        28,359 	    27,426 	    44,394 	    80,273
          Net Income 	                                  52,667 	    43,057 	   110,939 	   122,620
   Add:  Non-Recurring Items and Special Charges,
         net of taxes (2) 	                                  - 	         - 	    38,601 	         -
         Core Earnings 	                               $52,667 	   $43,057   	$149,540 	  $122,620


    Core Earnings Per Share - Basic  	                   $0.37 	     $0.31 	     $1.06 	     $0.89
    Core Earnings Per Share - Diluted  	                 $0.37 	     $0.31 	     $1.06	      $0.87
    Average Shares Outstanding - Basic  	              141,811 	   137,572	    140,547 	   137,862
    Average Shares Outstanding - Diluted  	            142,734 	   140,197	    141,680 	   140,336
    Cash Dividends per Share  	                         $0.125 	     $0.10 	    $0.375 	     $0.28
    Return on Average Total Assets 	                     2.07% 	     1.74% 	     2.00% 	     1.74%
    Return on Average Stockholders' Equity (3) 	        24.68% 	    25.31%	     24.86% 	    25.14%
    Yield on Interest Earning Assets (4) 	               7.85% 	     7.98% 	     7.94%	      8.01%
    Cost of Funds 	                                      4.19% 	     4.26% 	     4.22% 	     4.16%
    Net Interest Margin (4) 	                            4.46% 	     4.37% 	     4.48% 	     4.47%
    Core Efficiency Ratio  (5) 	                        34.47% 	    36.16% 	    35.67% 	    38.11%


                            North Fork Bancorporation, Inc.
                                     (NYSE:  NFB)
                  (in thousands, except ratio and per share amounts)

                                                   	Sept. 30, 	  June 30,    	Dec. 31, 	  Sept. 30,
BALANCE SHEET HIGHLIGHTS 	                            1998 	       1998 	     1997 (1) 	  1997 (1)




    Loans, net of unearned income 	                 $5,655,875 	 $5,752,171	  $5,739,131 	$5,533,847
    Allowance for Loan Losses 	                         73,606      	74,331     	 74,393 	    74,224
    Securities Available-for-Sale                   	3,188,063 	  2,907,898	   2,156,624 	 2,219,049
    Securities Held-to-Maturity 	                      988,814 	    859,274 	  1,763,308 	 1,769,764
    Intangible Assets 	                                 92,579      	94,607 	     96,398 	    76,692
    Total Assets 	                                  10,224,071   	9,917,046 	 10,073,632 	 9,899,273
    Deposits - Demand 	                              1,113,162 	  1,103,184 	    948,458 	   879,099
    Deposits - Other 	                               5,356,111 	  5,383,228 	  5,389,481 	 5,279,885
    Federal Funds Purchased & Securities Sold
         Under Agreements to Repurchase 	            2,435,096 	  2,165,096	   2,104,036 	 2,244,865
    Other Borrowings 	                                  35,000 	     85,000 	    449,600 	   518,389
    Capital Securities 	                               199,283     	199,276 	    199,264 	    99,646
    Stockholders' Equity 	                             873,027     	845,368 	    770,889 	   705,153
    Book Value Per Share  	                              $6.09 	      $5.90 	      $5.53 	     $5.13


CAPITAL:
  Risk Based Capital
      Tier 1 	                                          16.58% 	     16.06%      	15.33% 	    13.12%
      Total 	                                           17.83% 	     17.31% 	     16.58% 	    14.37%
  Leverage Ratio 	                                       9.68% 	      9.64% 	      8.74% 	     7.33%

  Actual Shares Outstanding  	                         143,295 	    143,193 	    139,478 	   137,521


ASSET QUALITY:


   Non-Performing Loans 	                               17,123 	     18,618 	     37,645 	    45,081
   Other Real Estate  	                                  3,269 	      3,717 	      5,943 	     7,553
   Total Non-Performing Assets 	                       $20,392 	    $22,335 	    $43,588	    $52,634


    Restructured, Accruing Loans 	                      $4,298 	     $4,319 	    $14,567	    $17,580


   Allowance for Loan Losses to
        Non Performing Loans 	                            430% 	       400% 	       198% 	      165%
   Allowance for Loan Losses to Total
        Loans, net of unearned income 	                  1.30% 	      1.29% 	      1.30%	      1.34%
    Non-Performing Loans to Total Loans, net
        of unearned income                              	0.30%       	0.32% 	      0.66% 	     0.81%


Notes to September 30, 1998 Earnings Release



(1)	Restated to include New York Bancorp acquired March 27, 1998 on a pooling-of-interests basis.



(2)	Non-Recurring and Special Charges are comprised of a $52.5
million merger related restructure charge, an additional $11.5 million loan loss provision, a $6 million write-down of
intangible assets, securities 	losses of $2.5 million, and $1.8
million of other operating expenses (net of $20.7 million
related tax 	benefit).  Tax items include a charge of $5 million
related to the recapture of Home Federal's bad debt reserve for State and Local tax purposes and a benefit of $20 million, which resulted from the restructuring of one of the bank's operating
subsidiaries. Diluted earnings per share including these 	items
was $0.78.



(3)	Excludes the effect of the SFAS No. 115 adjustment.



(4)	Presented on a tax equivalent basis.



(5)	The core efficiency ratio is defined as the ratio of
non-interest expense, net of other real estate expenses and other nonrecurring charges, to net interest income on a tax equivalent basis and other non-interest income net of securities gains/(losses).



(6)	Represents interest received on a tax settlement by New York
Bancorp from the Internal Revenue Service.